UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in its charter.)

Nevada	98-054-3851
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

1978 Vine Street, Suite 502
Vancouver, British Columbia, V6K 4S1, Canada
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.☒

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, $0.0001 par value
(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Buckingham Exploration Inc. (the “Registrant”) hereby incorporates by reference the descriptions set forth under “Description of Securities to be Registered”  to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 10, 2008.

ITEM 2.     EXHIBITS

The following exhibits are incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 13, 2006.  Such exhibits are incorporated by reference pursuant to Rule 12b-32:

EXHIBIT No.	DESCRIPTION
3.1	Articles of Incorporation
3.2	Certificate of Correction
3.3	By-Laws
4	Instrument Defining the Rights Of Security Holders – Form of Share Certificate

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Buckingham Exploration Inc.

Date: October 15, 2008	By: /s/ Robin Relph
Name: Robin Relph
Title: Director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer